Exhibit 99

Jefferies Reports Fiscal Third Quarter 2017 Financial Results

NEW YORK--(BUSINESS WIRE)--September 19, 2017--Jefferies Group LLC today announced financial results for its fiscal third quarter 2017.

Highlights for the three months ended August 31, 2017:

  Total Net Revenues of $801 million
  Investment Banking Net Record Revenues of $476 million
  Total Equities and Fixed Income Net Revenues of $320 million
  Earnings Before Income Taxes of $122 million
  Net Earnings of $84 million

Highlights for the nine months ended August 31, 2017:

  Total Net Revenues of $2,375 million
  Investment Banking Net Revenues of $1,236 million
  Total Equities and Fixed Income Net Revenues of $1,128 million
  Earnings Before Income Taxes of $363 million
  Net Earnings of $268 million

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: “Our third quarter net revenues of more than $800 million represent our best third quarter in Jefferies' history (excluding Bache), and are significantly above the revenues of $654 million for the same quarter last year and $683 million for the second quarter of this year (excluding last quarter's $96 million gain on our KCG position, which has now been sold).”

“Our third quarter performance was led by a quarterly record $476 million in Investment Banking revenues. We have been focused on building our Investment Banking business for many years, with the last two years affording us yet another important opportunity to recruit and expand upon our already broad footprint. The continued successful development of our investment banking platform should lead to greater stability in our results and compounding benefits to our overall platform.”

“Jefferies' Investment Banking net revenues reflect record quarterly debt capital markets net revenues, solid results in our equity capital markets effort and a strong performance in mergers, acquisitions and advisory, as well as broad participation across our industry groups, including healthcare, energy, technology media and telecommunications, financial services, industrials and consumer. This third quarter alone, our 789 global investment banking professionals completed 381 debt financings raising $91 billion of capital, 34 equity financings raising $16 billion of capital and 50 merger and acquisitions transactions aggregating $29 billion in total deal size. Our Investment Banking backlog remains robust.”

“Our Equities and Fixed Income results were solid, while volumes and volatility were subdued for much of the quarter. We are driving growth in market share in our core equities business, while our fixed income efforts are much improved, with increased capital efficiency and lower overall risk.”

“Our non-compensation costs include $4.4 million of the more than $5.0 million we, our clients and our employees donated to charities for Hurricane Harvey relief. We are proud Jefferies could deliver our platform to support those in need in the aftermath of this horrible disaster.”

The attached financial tables should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended May 31, 2017, our Annual Report on Form 10-K for the year ended November 30, 2016 and our amended Annual Report on Form 10-K/A for the year ended November 30, 2016. Amounts herein pertaining to August 31, 2017 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended August 31, 2017.

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, the world's only independent full-service global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE: LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	August 31, 2017	May 31, 2017	August 31, 2016

Revenues:
Commissions and other fees	$139,082	$152,643	$152,044
Principal transactions	185,215	287,070	167,483
Investment banking	475,702	351,863	294,930
Asset management fees and investment income (loss) from managed funds	5,465	(2,697)	15,877
Interest	230,496	227,804	213,716
Other	12,371	22,272	19,791
Total revenues	1,048,331	1,038,955	863,841
Interest expense	247,639	259,661	209,391
Net revenues	800,692	779,294	654,450

Non-interest expenses:
Compensation and benefits	462,933	450,522	376,438

Non-compensation expenses:
Floor brokerage and clearing fees	44,869	47,494	40,189
Technology and communications	72,440	67,478	64,512
Occupancy and equipment rental	27,736	23,594	24,987
Business development	23,125	26,466	20,259
Professional services	25,007	26,413	29,761
Other	22,318	21,146	17,582
Total non-compensation expenses	215,495	212,591	197,290
Total non-interest expenses	678,428	663,113	573,728
Earnings before income taxes	122,264	116,181	80,722
Income tax expense	38,439	46,391	39,564
Net earnings	83,825	69,790	41,158
Net earnings (loss) attributable to noncontrolling interests	10	39	(11)
Net earnings attributable to Jefferies Group LLC	$83,815	$69,751	$41,169

Pretax operating margin	15.3%	14.9%	12.3%
Effective tax rate	31.4%	39.9%	49.0%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended
	August 31, 2017	August 31, 2016

Revenues:
Commissions and other fees	$437,547	$454,025
Principal transactions	693,242	382,290
Investment banking	1,235,586	778,906
Asset management fees and investment income from managed funds	11,694	29,743
Interest income	660,323	655,836
Other	58,691	(6,937)
Total revenues	3,097,083	2,293,863
Interest expense	721,584	621,018
Net revenues	2,375,499	1,672,845

Non-interest expenses:
Compensation and benefits	1,373,627	1,141,497

Non-compensation expenses:
Floor brokerage and clearing fees	138,221	124,259
Technology and communications	205,425	196,000
Occupancy and equipment rental	77,145	74,498
Business development	72,223	67,700
Professional services	83,544	82,799
Other	62,670	52,649
Total non-compensation expenses	639,228	597,905
Total non-interest expenses	2,012,855	1,739,402
Earnings (loss) before income taxes	362,644	(66,557)
Income tax expense	95,009	5,112
Net earnings (loss)	267,635	(71,669)
Net earnings attributable to noncontrolling interests	50	77
Net earnings (loss) attributable to Jefferies Group LLC	$267,585	$(71,746)

Pretax operating margin	15.3%	(4.0)%
Effective tax rate	26.2%	(7.7)%

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	August 31, 2017	May 31, 2017	August 31, 2016
Revenues by Source
Equities	$176,789	$271,522	$148,308
Fixed income	142,736	158,606	195,335
Total Equities and Fixed income	319,525	430,128	343,643

Equity	86,081	74,902	68,218
Debt	186,261	125,847	72,473
Capital markets	272,342	200,749	140,691
Advisory	203,360	151,114	154,239
Total Investment banking	475,702	351,863	294,930

Asset management fees and investment income (loss) from managed funds:
Asset management fees	4,272	4,115	7,610
Investment income (loss) from managed funds	1,193	(6,812)	8,267
Total	5,465	(2,697)	15,877
Net revenues	$800,692	$779,294	$654,450

Other Data
Number of trading days	65	64	65
Number of trading loss days	3	3	8

Average firmwide VaR (in millions) (1)	$6.51	$9.21	$6.62

(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Nine Months Ended
	August 31, 2017	August 31, 2016
Revenues by Source
Equities	$605,025	$373,593
Fixed income	523,194	490,603
Total Equities and Fixed income	1,128,219	864,196

Equity	222,549	173,122
Debt	474,736	175,870
Capital markets	697,285	348,992
Advisory	538,301	429,914
Total investment banking	1,235,586	778,906

Asset management fees and investment income (loss) from managed funds:
Asset management fees	16,368	25,779
Investment income (loss) from managed funds	(4,674)	3,964
Total	11,694	29,743
Net revenues	$2,375,499	$1,672,845

Other Data
Number of trading days	189	190
Number of trading loss days	9	27

Average firmwide VaR (in millions) (1)	$8.63	$7.73

(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	August 31, 2017	May 31, 2017	August 31, 2016

Financial position:
Total assets (1)	$39,358	$40,079	$38,128
Average total assets for the period (1)	$45,311	$45,650	$42,270
Average total assets less goodwill and intangible assets for the period (1)	$43,467	$43,806	$40,408

Cash and cash equivalents (1)	$4,807	$4,357	$3,159
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,191	$5,817	$4,873
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	15.7%	14.5%	12.8%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	16.5%	15.2%	13.4%

Financial instruments owned (1)	$14,037	$13,881	$14,328
Goodwill and intangible assets (1)	$1,841	$1,844	$1,856

Total equity (including noncontrolling interests) (1)	$5,655	$5,565	$5,327
Total Jefferies Group LLC member's equity (1)	$5,654	$5,565	$5,321
Tangible Jefferies Group LLC member's equity (1) (3)	$3,813	$3,721	$3,465

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$348	$310	$434
Level 3 financial instruments owned - % total assets	0.9%	0.8%	1.1%
Level 3 financial instruments owned - % total financial instruments (1)	2.5%	2.2%	3.0%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity	9.1%	8.3%	12.5%

Other data and financial ratios:
Total long-term capital (1) (5)	$11,038	$10,762	$10,803
Leverage ratio (1) (6)	7.0	7.2	7.2
Tangible gross leverage ratio (1) (7)	9.8	10.3	10.5

Number of trading days	65	64	65
Number of trading loss days	3	3	8
Average firmwide VaR (8)	$6.51	$9.21	$6.62

Number of employees, at period end	3,438	3,324	3,323

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to August 31, 2017 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2017.

(2)	At August 31, 2017, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,083 million, in aggregate, and $301 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at May 31, 2017 were $1,149 million and $311 million, respectively, and at August 31, 2016, were $1,384 million and $330 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At August 31, 2017, May 31, 2017 and August 31, 2016, total long-term capital includes our long-term debt of $5,383 million, $5,197 million and $5,476 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(8)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer